Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261773 on Form F-4 of our report dated March 24, 2022, relating to the financial statements of Alvotech Holdings S.A.. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte ehf.

Kópavogur, Iceland

April 19, 2022